Exhibit 4.15

JAZZ TECHNOLOGIES, INC.

8% SENIOR NOTES DUE 2015

INDENTURE

Dated as of July 15, 2010

U.S. BANK NATIONAL ASSOCIATION,
as
Trustee

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

303		1.03
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(b)(1)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.03(a); 11.05
	(a)(1)	6.02
	(a)(4)	4.04; 11.05
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.04; 11.05
	(f)	N.A.
315	(a)	7.01(b); 7.02
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.13
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(c)	11.01
______________________
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE 2

THE NOTES

ARTICLE 3

REDEMPTION

- i -

ARTICLE 4

COVENANTS

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation or Sale of Assets.	57
SECTION 5.02.	Successor Corporation Substituted.	58

ARTICLE 6

DEFAULTS AND REMEDIES

- ii -

ARTICLE 7

TRUSTEE

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10

GUARANTEES

SECTION 10.01.	Guarantee.	75
SECTION 10.02.	Execution and Delivery of Guarantees.	76
SECTION 10.03.	Releases from Guarantees.	76

- iii -

ARTICLE 11

MISCELLANEOUS

EXHIBITS

- iv -

INDENTURE, dated as of July 15, 2010, is made by and among Jazz Technologies, Inc. (the “Company”), a Delaware corporation, the Guarantors from time to time party hereto, and U.S. Bank National Association, a national banking association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 8% Senior Notes due 2015.

RECITALS

The Company has duly authorized the execution and delivery hereof to provide for the issuance of the Notes.

All things necessary (i) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company and delivered hereunder, the valid and binding obligations of the Company and (ii) to make this Indenture a valid and legally binding agreement of the Company, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any such Person existing at the time such Person merges with or into or becomes a Subsidiary of, or Indebtedness assumed in connection with the acquisition of assets by, the Company or any Restricted Subsidiary.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“American Depositary Shares” means U.S. Dollar denominated forms of equity ownership held in deposit in a custodian bank and evidenced by physical certificates of ownership issued by a U.S. bank.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a merger or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with Section 4.09 and other than directors qualifying shares or local ownership shares)) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Company (it being understood that the Capital Stock of the Company is not an asset of the Company) or any of its Restricted Subsidiaries (other than sales of inventory and other transfers in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a)           transfers of cash or Cash Equivalents or Marketable Securities;

(b)           transfers of assets of the Company (including Equity Interests) that are governed by, and made in accordance with, Section 5.01(a);

(c)           transfers constituting Permitted Investments and Restricted Payments permitted under Section 4.07;

(d)           the creation of or realization on any Lien permitted under this Indenture;

(e)           transfers of damaged, worn-out, surplus, unnecessary or obsolete equipment that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

(f)           sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary, in each case to the extent such license, sublicense, lease or sublease does not materially interfere with the business of the Company and the Restricted Subsidiaries;

(g)           any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate fair market value of the assets transferred in such transaction or series of related transactions does not exceed $2.0 million; and

(h)           the settlement, waiver, release or surrender of claims or litigation rights of any kind.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(a)           with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(b)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a)           United States dollars;

(b)           Government Securities having maturities of not more than twelve (12) months from the date of acquisition;

(c)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;

(d)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)           commercial paper issued by any issuer bearing at least a “2” rating for any short-term rating provided by Moody’s or S&P or carrying an equivalent rating by a nationally recognized rating agency and maturing within two hundred seventy (270) days of the date of acquisition;

(f)           variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition;

(g)           money market funds or programs (x) offered by any commercial or investment bank having capital and surplus in excess of $500.0 million at least 95% of the assets of which fund or program constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) (i) offered by any other nationally recognized financial institution (ii) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) (iii) are rated AAA and (iv) such fund or program is at least $4.0 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof; and

(h)           in the case of any Foreign Subsidiary or in respect of operations of the Company or any Domestic Subsidiary outside the United States, (i) the currency of such country or (ii) high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates or the operations of the Company or such Domestic Subsidiary are located, as applicable.

“Change of Control” means the occurrence of one or more of the following events:

(a)           the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of this Indenture) of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of the Company then entitled to vote in the election of the Board of Directors of the Company generally;

(b)           during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Company ceases to be composed of individuals who were either (i) nominated by, or whose nomination was approved by, the Board of Directors of the Company with the affirmative vote of a majority of the members of said Board of Directors at the time of such nomination or election or (ii) appointed by directors so nominated or elected; or

(c)           there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Company’s Equity Interests entitled to vote in the election of the Board of Directors of the Company generally would be converted into cash, securities or other property, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ assets, taken as a whole (a “Disposition”), in each case other than pursuant to a share exchange, consolidation or merger of the Company or a Disposition in which the holders of the Company’s Equity Interests entitled to vote in the election of the Board of Directors of the Company generally immediately prior to the share exchange, consolidation, merger or Disposition have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such Person generally immediately after the share exchange, consolidation, merger or Disposition.

“Closing Sale Price” of the Common Equity or American Depositary Shares, as applicable, on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and average ask prices per share) on such date reported by the principal U.S. national or regional securities exchange on which the Common Equity or American Depositary Shares, as applicable, are listed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor agency thereto.

“Common Equity” of any person means Capital Stock or other ownership interests of such person that is generally entitled to (a) vote in the election of directors of such person or (b) if such person is not a corporation, vote or otherwise participate in the selection of governing body, partners, managers or others that will control the management or policies of such person.

“Consolidated Group Transaction” means any of the following occurring in the ordinary course of business consistent with past practices between or among the Company or of its Restricted Subsidiaries, on the one hand, and the Parent or any of its Subsidiaries, on the other hand, (a) payments for bona fide sales or for marketing, research and development, information technologies, legal, human resources or other personnel services or for testing or other operational or fab-related services, (b) the purchase or sale of assets, including supplies and raw materials, (c) the payment of fees and disbursements of professionals providing services to the Company or any Restricted Subsidiary, (d) payments for compensation (including base salary, bonuses and other incentive compensation), benefits and travel and entertainment expenses related to the business of the Company and its Restricted Subsidiaries and (e) payments to third party vendors for assets purchased by, or services rendered to the Company or any Restricted Subsidiary.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(a)           the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of (i) the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (c) below) by such Person during such period, and (ii) the Company’s pro rata share of such Person’s net income earned during such period;

(b)           any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(c)           the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(d)           any net after-tax extraordinary gains or losses;

(e)           any net after-tax non-cash goodwill impairment charges;

(f)           any net after-tax income (or loss) from the early extinguishment of Indebtedness; and

(g)           any net after-tax income (or loss) from agreements evidencing Hedging Obligations until such income (or loss) is actually realized (at which time such income (or loss) shall be included).

In calculating the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis, income attributable to Unrestricted Subsidiaries will be excluded altogether.

“Convertible Notes” means the Company’s 8% Convertible Senior Notes due 2011.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company’s or Holders pursuant to the procedures set forth in Section 11.02.

“Credit Facilities” means one or more credit agreements or debt facilities or other financing arrangements to which the Company and/or one or more of its Restricted Subsidiaries is party from time to time, in each case with banks, investment banks, insurance companies, mutual funds, institutional investors or any other lenders, in each case, providing for revolving credit loans, term loans, debt securities, bankers’ acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), swing-line or commercial paper facilities or letters of credit or note facilities, including any notes, mortgages, guarantees, collateral documents, instruments and agreements entered into in connection therewith, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement Refinancing any Credit Facility, whether in the bank or debt capital markets or otherwise (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder), all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Current Market Price” means the average of the Closing Sale Price of the Common Equity or American Depositary Shares, as the case may be, for the ten (10) consecutive Trading Days ending three Trading Days before the Change of Control Payment Date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of any asset sale or change of control if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of any Notes tendered as permitted by Section 3.08 or 4.15, as applicable.

“Domestic Restricted Subsidiaries” shall mean all Restricted Subsidiaries that are Domestic Subsidiaries.

“Domestic Subsidiary” shall mean any Subsidiary other than a Foreign Subsidiary.

“EBITDA” means, for any period, the sum of:

(a) Consolidated Net Income, plus

(b) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(c)   to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and without duplication:

(i) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to extraordinary gains or losses; and

    (ii)    depreciation, amortization and all other non-cash items reducing Consolidated Net Income (other than any such non-cash items in a period which reflect cash payments made or to be made in another period), less all non-cash items increasing Consolidated Net Income (other than any such non-cash items in a period that will result in a cash receipt or a reduction in a cash payment in another period); plus

(d) without duplication, net after-tax non-recurring losses (minus any net after-tax non-recurring gains), to the extent reducing Consolidated Net Income, plus

(e) without duplication, the amount of any restructuring charges deducted (and not added back) in such period in computing Consolidated Net Income.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of July 9, 2010, among the Company, the Guarantors, Tower Semiconductor Ltd., Zazove Associates, LLC and the holders of Convertible Notes party thereto, entered into in connection with the issuance of the Notes.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof or pursuant to a registered exchange offer for Notes with a Private Placement Legend.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness (other than the Notes and the Guarantees and Indebtedness incurred pursuant to Section 4.09(b)(2)) of the Company and its Subsidiaries in existence on the Issue Date.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)   the aggregate Fixed Charges during such reference period, excluding (i) amortization of debt discount and issuance costs and (ii) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes in accordance with GAAP, non-cash interest expense attributable to required marking-to-market of obligations under Hedging Obligations or other derivative instruments in accordance with GAAP and non-cash interest expense attributable to required marking-to-market of obligations due to changes in fair or market value of tradable securities in accordance with GAAP.

In making the foregoing calculation,

(a)   pro forma effect will be given to any Indebtedness, Disqualified Stock or Preferred Equity Interests Incurred during or after the reference period to the extent the Indebtedness, Disqualified Stock or Preferred Equity Interest is outstanding or is to be Incurred on the transaction date as if the Indebtedness, Disqualified Stock or Preferred Equity Interests had been Incurred on the first day of the reference period;

(b)   pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Obligations applicable to the Indebtedness if the Hedging Obligation has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(c)   Fixed Charges related to any Indebtedness, Disqualified Stock or Preferred Equity Interests no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(d) pro forma effect will be given to

(i) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

    (ii)    the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a person that became a  Restricted Subsidiary after the beginning of the reference period, and

    (iii)   the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of

(a) Interest Expense for such period; and

(b) the product of

    (i)    (x) cash and non-cash dividends paid on any Disqualified Stock or Preferred Equity Interests of the Company or a Restricted Subsidiary plus (y) without duplication, declared, accrued or accumulated on any Disqualified Stock of the Company or a Restricted Subsidiary, in each case except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

    (ii)    a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Foreign Subsidiary” shall mean any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.01(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged (in each case including a certificate representing an ownership interest in such obligations).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means any Subsidiary of the Company that guarantees the Company’s obligations under this Indenture and the Notes on or after the date of this Indenture pursuant to Section 4.13.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered with the Registrar.

“IAI” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

In no event shall the term “Indebtedness” include (a) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (b) obligations in respect of performance, appeal or other surety bonds or completion guarantees or in respect of reimbursement obligations for undrawn letters of credit, bankers’ guarantees or bankers’ acceptances (whether or not secured by a lien), each incurred in the ordinary course of business and not as a part of a financing transaction, (c) any liability for Federal, state, local or other taxes not more than thirty (30) days past due, (d) any balances that constitute accrued expenses, accounts payable, trade payables, deferred revenue or deferred rent in the ordinary course of business, or (e) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of the Company, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $93,556,000 in aggregate principal amount of 8% Senior Notes due 2015 of the Company issued under this Indenture on the Issue Date.

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (a) amortization of debt discount and debt issuance costs (other than any such amortization resulting from the issuance of the Notes or any other Indebtedness Incurred on or prior to the Issue Date), (b) capitalized interest, (c) non-cash interest expense (excluding non-cash interest expense attributable to required marking-to-market of obligations under Hedging Obligations or other derivative instruments in accordance with GAAP or non-cash interest expense attributable to required marking-to-market of obligations due to changes in fair or market value of tradable securities in accordance with GAAP), (d) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances and similar instruments, (e) net payments, if any, made (less net payments, if any, received) pursuant to Hedging Obligations (including the amortization of fees) and (f) any of the above expenses with respect to Indebtedness of another Person guaranteed by the Company or any of its Restricted Subsidiaries to the extent of such expenses accruing after such guarantee is called upon, as determined on a consolidated basis and in accordance with GAAP.

“Investment Grade” designates a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” means, with respect to any Person, all investments by such Person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by Section 4.09, and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of Section 4.07, the sale of Equity Interests of a Person that is a Restricted Subsidiary following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Company in an amount equal to the fair market value (as determined in good faith by the Company) of the Equity Interests of such Person held by the Company and its Restricted Subsidiaries immediately following such sale.

“Issue Date” means the first date on which Notes under this Indenture are issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. exchange or quotation system on which the Common Equity or American Depositary Shares, as applicable, trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time on any Trading Day for the Common Equity or American Depositary Shares, as applicable, of an aggregate on half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Equity or American Depositary Shares, as applicable, or in any options, contracts or future contracts relating to the Common Equity or American Depositary Shares, as applicable, traded in the United States.

“Marketable Securities” means:  (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; (e) debt securities which (i) have a remaining maturity not to exceed five years at the time of acquisition thereof and (ii) are rated at least A (or the equivalent) or higher by S&P and A2 (or the equivalent) or higher by Moody’s at the time of acquisition thereof; and (f) any fund investing exclusively in investments of the types described in clauses (a) through (e) above.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Company and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale, and all distributions and payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of any such Asset Sale of assets of such Subsidiary or joint venture.  Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash, and shall exclude any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the asset or assets subject to the Asset Sale.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and the Exchange Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of such Person or of such Person’s partner or managing member, that meets the requirements of Section 11.05.

“Opinion of Counsel” means an opinion from legal counsel, reasonably satisfactory to the Trustee, who may be an employee of or counsel to the Company or any Subsidiary of the Company, that meets the requirements of Section 11.05.

“Parent” means Tower Semiconductor Ltd., a company formed under the laws of Israel.

“Parent Warrants” mean the Series J Warrants issued pursuant to that certain Warrant Agreement, dated as of July 15, 2010, by and between Parent and American Stock Transfer & Trust Company, LLC.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means the businesses of the Company and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing, whether domestic or international.

“Permitted Investments” means:

(a)           Investments in the Company or in a Restricted Subsidiary;

(b)           Investments in Cash Equivalents or Marketable Securities;

(c)           any guarantee of obligations of the Company or a Restricted Subsidiary permitted by Section 4.09;

(d)           Investments by the Company or any of its Subsidiaries in a Person if, as a result of such Investment:  (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(e)           Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries, in satisfaction of judgments or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f)           Investments in existence on the Issue Date;

(g)           Investments in any Person to the extent such Investment represents the non-cash portion (including, for the avoidance of doubt, any consideration that is deemed cash for purposes of Section 4.10) of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 or for an asset disposition that does not constitute an Asset Sale;

(h)           loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i)           other Investments in an amount not to exceed $2.0 million outstanding at any time for all such Investments made after the Issue Date;

(j)           any Investment solely in exchange for the issuance of Qualified Capital Stock;

(k)           any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under this Indenture;

(l)           any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made;

(m)           loans and advances to employees not in excess of $1.0 million outstanding at any one time, in the aggregate; and

(n)           lease, utility, workers’ compensation, unemployment insurance, performance and other deposits made in the ordinary course of business.

“Permitted Liens” means:

(a)           Liens securing the Notes and Liens securing any Guarantee;

(b)           Liens securing Indebtedness under any Credit Facility (and Hedging Obligations and treasury and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by this Indenture) permitted by Section 4.09(b)(2);

(c)           Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under Section 4.09 and (ii) cash management obligations not otherwise prohibited by this Indenture;

(d)          Liens securing Purchase Money Indebtedness permitted under Section 4.09; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired, constructed, installed, improved or leased, products and proceeds, improvements or accessions thereof and insurance proceeds with respect thereto;

(e)          Liens on property or shares of Capital Stock of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger or consolidation;

(f)           Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g)          Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired, products and proceeds thereof and insurance proceeds with respect thereto;

(h)          Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i)           Liens existing on the Issue Date;

(j)           Liens for taxes, assessments or governmental charges or levies or claims that are not yet delinquent for a period of more than 30 days or that can thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k)          Liens securing Indebtedness permitted under Section 4.09(b)(9); provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being Refinanced;

(l)           Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or deposits as security for contested taxes or import duties or for the payment of rent (exclusive of obligations for the payment of borrowed money);

(m)          easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(n)          licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

(o)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p)          normal and customary rights of setoff upon deposits of cash, Cash Equivalents or Marketable Securities in favor of banks or other depository or financial institutions;

(q)          Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(r)           Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with Section 4.09(b)(13);

(s)           Liens in favor of the Company or any Guarantor;

(t)           Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(u)          extensions, renewals, replacements, Refinancings or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal, Refinancing or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed, replaced, Refinanced or refunded;

(v)           judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(w)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(x)           Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business;

(y)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company in the ordinary course of business;

(z)           deposits made in the ordinary course of business to secure liability to insurance carriers;

(aa)         Liens granted by a Restricted Subsidiary that is not a Guarantor in favor of the Company or a Guarantor;

(bb)        Liens arising in connection with Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;

(cc)           deposits as security for contested taxes and contested import or customs duties;

(dd)           Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto;

(ee)           Liens in favor of credit card processors granted in the ordinary course of business; and

(ff)           other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding or other obligations having an aggregate principal amount at any one time outstanding not to exceed $1.0 million.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof) or any other entity.

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.01(c) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease Obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed the sum of (a) 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement and (b) reasonable fees and expenses of such Person incurred in connection therewith.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Stock.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” means the registration rights agreement, dated as of the Issue Date, made by and among the Company, the Guarantors and the holders of the Notes party thereto.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary, other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services or any successor to the rating agency business thereof.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Company or any Domestic Subsidiary that is a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.  No Indebtedness of the Company or any Restricted Subsidiary shall be deemed subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary solely by virtue of any Liens, guarantees, maturity of payments or structural subordination.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof, except as provided in Section 9.03 hereof.

“Trading Day” means a day on which (a) trading in the Common Equity or American Depositary Shares, as applicable, generally occurs on the primary U.S. national or regional securities exchange on which the Common Equity or American Depositary Shares, as applicable, are listed or, if the Common Equity or American Depositary Shares, as applicable, are not then listed on a U.S. national or regional securities exchange, on the primary other U.S. market on which the Common Equity or American Depositary Shares, as applicable, are then traded and (b) there is no Market Disruption Event.

“Trustee” means U.S. Bank National Association until a successor replaces U.S. Bank National Association in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means:  (a) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Company in accordance with Section 4.18; and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.	Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11(a)
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“Company”	Preamble
“Covenant Defeasance”	8.04
“Disposition”	“Change of Control”
“DTC”	2.01(b)
“Event of Default”	6.01

Term	Defined in Section
“Excess Proceeds”	4.10(c)
“Excess Proceeds Offer”	3.08(a)
“Increased Interest”	4.19
“incur”	4.09
“Initial Lien”	4.12
“Legal Defeasance”	8.03
“Offer Amount”	3.08(b)
“Offer Period”	3.08(b)
“Paying Agent”	2.03
“Payment Default”	6.01(f)
“Purchase Date”	3.08(b)
“Refinancing Indebtedness”	4.09(b)(10)
“Registrar”	2.03
“Required Consents”	4.19
“Restricted Payments”	4.07(a)

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each of the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.	Rules of Construction.

Unless the context otherwise requires,

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive and “including” means “including without limitation”;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions; and

(6)           references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

SECTION 1.05.	Acts of Holders; Record Dates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof.  Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The Company may, in the circumstances permitted by the TIA, fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE 2

THE NOTES

SECTION 2.01.	Form and Dating.

(a)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)           Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY [INSERT FOR REGULATION S NOTES: PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE ORIGINAL ISSUE DATE HEREOF] ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO A “NON-U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  [INSERT FOR REGULATION S NOTES: THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

The Private Placement Legend shall be deemed removed from the face of any Note without further action of the Company, the Trustee or the Holder of such Note at such time as the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the Private Placement Legend can be removed because such Note may be resold to the public in accordance with Rule 144 or any successor provision thereof without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Company.  To effect the foregoing, the Company shall comply with all Applicable Procedures.

SECTION 2.02.	Form of Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $93,556,000 million, and (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written order of the Company in the form of an Officers’ Certificate.  In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Exchange Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes.  Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.03.	Registrar and Paying Agent.

The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture.  The Company may act as Paying Agent, Registrar or co-registrar.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions hereof that relate to such Agent.  The Company shall notify the Trustee in writing of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.	Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee.  If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05.	Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.	Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, only if (i) the Company delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes.  In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06.  However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b), (c) or (f) below.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i)       Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with paragraph (f) below, the requirements of this subparagraph (ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes (or delivered in accordance with Applicable Procedures).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii)       Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof.

(iv)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(z)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (5) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)       Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a), upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)           if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof; or

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (4)(b) thereof.

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)       Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if

(A)           such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(z)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (5) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)       Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(D)           if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in the case of clause (D) above, the IAI Global Note.

(ii)       Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

(y)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(z)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (5) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)       Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i)       Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(C)           if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof; and

(D)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

(ii)       Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A)           such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

(y)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(z)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (5) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by Section 2(a) of the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.

(g)           Legends.  The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i)       Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)       Global Note Legend.  Each Global Note shall bear the Global Note Legend.

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)       To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 3.08 and 9.05 hereof).

(iii)       The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)       The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)      The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)        Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met.  The Holder must supply an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss, expense, claim or liability which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge for their expenses in replacing a Note including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

Every replacement Note is an obligation of the Company.

SECTION 2.08.	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows to be so owned shall be so considered.  Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.	Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Company directs copies of canceled Notes to be returned to it.  The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes.  The Company shall notify the Trustee in writing in the form of an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date.  At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.	Record Date.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA §316(c).

SECTION 2.14.	CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

ARTICLE 3

REDEMPTION

SECTION 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate of the Company setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.  If the Company is required to make the redemption pursuant to Section 3.08 hereof, it shall furnish the Trustee, at least five (unless a shorter period is acceptable to the Trustee) but not more than ten Business Days before the applicable purchase date, an Officers’ Certificate of the Company setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.

SECTION 3.02.	Selection of Notes To Be Redeemed.

(a)           If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, by lot, or, in the case of a redemption other than as provided in Section 3.07(b) hereof, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.	Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, a notice of redemption shall be mailed by first class mail (or, if the Notes are held in book-entry form, send by electronic transmission) at least 30 but not more than 60 days before the redemption date to each Holder (with a copy to the Trustee) of Notes to be redeemed at such Holder’s registered address.

The notice, which shall not be conditional, shall identify the Notes to be redeemed (including CUSIP number(s)) and shall state:

(i)        the redemption date;

(ii)       the redemption price;

(iii)       if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)      the name and address of the Paying Agent;

(v)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)      that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)     the paragraph of the Notes and/or section hereof pursuant to which the Notes called for redemption are being redeemed; and

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least 10 days (unless a shorter period is acceptable to the Trustee) prior to the date the Company wishes to have the notice given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05.	Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern Time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note in principal amount equal to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption.

The Notes will not be redeemable at the Company’s option prior to July 1, 2013.  Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 days’ and no more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to but excluding the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

Year	Percentage
2013	104.00%
2014	102.00%

SECTION 3.08.	Excess Proceeds Offer.

(a)           When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 exceeds $2.0 million, the Company shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds (or the pro rata amount of Excess Proceeds available to the Notes as contemplated by this paragraph (a)) at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to but excluding the date fixed for the closing of such offer in accordance with the procedures set forth in this Indenture.  To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness), the Company shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds.  If the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Notes and other parity Indebtedness shall be purchased on a pro rata basis.  To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds available to purchase Notes, the Company may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of this Indenture.  Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

(b)           The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required or a shorter period is permitted by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the maximum principal amount of Notes and parity Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and parity Indebtedness shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

(c)           The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of the Notes required in the event of an Excess Proceeds Offer and shall not be deemed to have violated or breached the Company’s obligations under this Section 3.08 as a result thereof.

(d)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(e)           Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail (or, if the Notes are held in book-entry form, send by electronic transmission) a notice to each of the Holders of the Notes, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer.  The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i)        that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

(ii)       the Offer Amount, the purchase price and the Purchase Date;

(iii)      that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)      that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

(v)       that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(vi)      that Holders shall be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased;

(vii)     that, if the aggregate principal amount of Notes surrendered by Holders and other parity Indebtedness tendered by the holders thereof exceeds the Offer Amount, the Company shall select the Notes and other parity Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(viii)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(f)           On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers’ Certificate, authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

(g)          Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Marketable Securities.

(h)          Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Notes.

(a)           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

(b)           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.	Maintenance of Office or Agency.

(a)           The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.	Reports.

(a)           Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes, within 15 days after it is or would be required to be filed with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Company and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the Commission and publicly available, such reports shall be deemed to have been furnished to the Trustee and the Holders and no additional copies need be provided to Holders of the Notes; provided, further, that the Trustee shall not be responsible for determining whether the filing of such reports has occurred.

(b)           The Company will file the information described in Section 4.03(a) with the Commission to the extent that the Commission is accepting such filings.  In addition, for so long as any Notes remain outstanding during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

(d)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.	Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to his or her knowledge each such entity is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

SECTION 4.05.	Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies imposed upon the Company or its Restricted Subsidiaries except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.	Limitation on Restricted Payments.

(a)           Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

(i)       pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

(ii)       purchase, redeem or otherwise acquire or retire for value any of the Company’s Equity Interests or any Subordinated Indebtedness, other than (x) Subordinated Indebtedness within one year of the stated maturity date thereof and (y) any such Equity Interests or Subordinated Indebtedness owned by the Company or by any Restricted Subsidiary;

(iii)       pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(A)           to the Company or any Restricted Subsidiary; or

(B)           to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(iv)       make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (i) through (iv) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)           no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)           after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.09(a); and

(3)           such Restricted Payment, together with the aggregate of all other Restricted Payments made after the Issue Date, is less than the sum of:

(A)           50% of the aggregate amount of the Consolidated Net Income accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or in the case that such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(B)           an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the fair market value of any property or assets received by the Company from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any of the Company’s Subsidiaries), following the Issue Date and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to the Company or a Subsidiary) incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company’s balance sheet upon the conversion or exchange thereof into Qualified Capital Stock (less the amount of any cash, or the fair market value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

(C)           if any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (3) less amounts received by the Company or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus

(D)           100% of any cash dividends and other cash distributions received by the Company and the Company’s Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in Consolidated Net Income; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (3); plus

(E)           to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of the Company and the Company’s Restricted Subsidiaries following the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment, not to exceed the amount of such Restricted Investment so made.

(b)           The foregoing provisions will not prohibit the following (provided that with respect to clause (6) below, no Default or Event of Default shall have occurred and be continuing):

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions hereof;

(2)           the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of the Company in exchange for, or out of the net proceeds of the substantially concurrent issue or sale of, Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests (other than Disqualified Stock) issued or sold to any Subsidiary) or (y) Subordinated Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary (A) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Capital Stock, (B) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under clause (9) of Section 4.09(b) or other Indebtedness permitted to be incurred under Section 4.09 or (C) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case with respect to Subordinated Indebtedness redeemed, repurchased, retired or acquired under this clause (C), to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Section 3.08 or 4.15, as applicable, and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(3)           the accrual, declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09;

(4)           repurchases or other acquisitions of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(5)           Restricted Payments in an amount not to exceed $2.0 million;

(6)           the purchase of Equity Interests or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests of the Company held by any existing or former employees, management or directors of the Company or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management, employees or directors; provided that such redemptions or repurchases pursuant to this clause (6) during any calendar year will not exceed $1.0 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years);

(7)           the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions or the payment of cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(8)           in connection with any acquisition by the Company or by any of its Restricted Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs and similar obligations);

(9)           the honoring of any conversion request by a holder of any convertible Indebtedness that is convertible into Capital Stock of the Company or its Restricted Subsidiaries and the making of cash payments in lieu of fractional shares in connection with any conversion of convertible Indebtedness in accordance with the terms of any convertible Indebtedness; and

(10)         payments or distributions to stockholders in an amount not to exceed $1.0 million pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary.

(c)           Restricted Payments made pursuant to Section 4.07(a) and clause (1) of Section 4.07(b) shall be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a). Restricted Payments made pursuant to clauses (2) through (10) of Section 4.07(b) shall not be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a).

(d)           If the Company or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (3) of Section 4.07(a) or under any other provision of this Section 4.07 (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

(e)           For purposes of determining compliance with this Section 4.07, (i) the amount of any Restricted Payment shall be counted only once, and (ii) if a Restricted Payment (A) meets the criteria of more than one of the categories described in clauses (1) through (10) of Section 4.07(b), or (B) is permitted to be made pursuant to Section 4.07(a) and also meets the criteria of one or more of the categories described in clauses (1) through (10) of Section 4.07(b), or (C) meets the criteria of one or more of the categories of Permitted Investments and is also permitted to be made pursuant to Section 4.07(a) and/or also meets the criteria of one or more categories described in clauses (1) through (10) of Section 4.07(b), the Company shall, in its sole discretion, divide and classify such Restricted Payment in any manner that complies with this Section 4.07 and may from time to time reclassify such Restricted Payment in any manner in which such item could be incurred at the time such Restricted Payment was made.

SECTION 4.08.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(2)            make loans or advances to the Company or any of its Subsidiaries; or

(3)            transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)           The foregoing limitations shall not apply to any such encumbrances or restrictions existing under or by reason of:

(1)            Existing Indebtedness and existing agreements as in effect on the Issue Date;

(2)            applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case issued or imposed by a governmental authority;

(3)            pursuant to an agreement existing at the time a Person became a Restricted Subsidiary or property is acquired by the Company or any Restricted Subsidiary (including those existing by reason of Acquired Debt); provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary or such property being acquired and are not applicable to the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4)            by reason of customary nonassignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

(5)            Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being Refinanced;

(6)            this Indenture and the Notes or by the Company’s other Indebtedness ranking pari passu with the Notes; provided that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(7)            any Credit Facility;

(8)            any agreement, contract or instrument entered into in connection with Permitted Liens to the extent imposing restrictions on the assets subject to such Liens;

(9)            any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;

(10)          secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(11)          customary provisions in joint venture agreements and other similar agreements which are applicable to the Equity Interests of such joint venture;

(12)          Purchase Money Indebtedness permitted under Section 4.09 that imposes restrictions of the type described in clause (3) of Section 4.08(a) on the property so acquired;

(13)          any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(14)          under any contract, instrument or agreement relating to Indebtedness of any Foreign Subsidiary permitted under Section 4.09 which imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries; or

(15)          any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.

SECTION 4.09.	Limitation on Incurrence of Indebtedness.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Company and any Guarantor may incur Indebtedness (including Acquired Debt and the issuance of Disqualified Stock) and any Guarantor may issue Preferred Equity Interests, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Equity Interests and the application of the net proceeds thereof on a pro forma basis, the Company’s Fixed Charge Coverage Ratio is not less than 2.5 to 1.0 and no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence.

(b)           The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1)            Indebtedness represented by the Notes issued on the Issue Date (and any Exchange Notes issued in exchange therefor) and the related Guarantees;

(2)            Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any time outstanding not to exceed the excess of (x) $50.0 million over (y) the aggregate principal amount of Indebtedness under the Credit Facilities permanently repaid pursuant to clause (1) of Section 4.10(b);

(3)            (x) Indebtedness among the Company and its Restricted Subsidiaries; provided that any such Indebtedness owed by the Company or a Guarantor to any Restricted Subsidiary that is not a Guarantor shall be subordinated to the prior payment in full of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by the Company or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by a Guarantor, such Preferred Equity Interests are held by the Company or a Guarantor;

(4)            Existing Indebtedness;

(5)            Indebtedness consisting of Purchase Money Indebtedness in an aggregate principal amount (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (9) below in respect of Indebtedness incurred pursuant to this clause (5)) not to exceed $9.0 million outstanding at any time;

(6)            Hedging Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure of the Company and its Restricted Subsidiaries and not for speculative purposes;

(7)            Foreign Currency Obligations of the Company or any of its Restricted Subsidiaries entered into to manage exposure of the Company and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(8)            Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, bank guarantees or letters of credit of the Company or any Restricted Subsidiary or surety or appeal bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with a Permitted Business;

(9)            the incurrence by the Company or any Restricted Subsidiary of Indebtedness Refinancing, in whole or in part, Indebtedness referred to in Section 4.09(a) or in clause (1), (4) or (5) above or this clause (9) (“Refinancing Indebtedness”); provided, however, that:

(A)           the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so Refinanced and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)           the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being Refinanced;

(C)           if the Indebtedness being Refinanced is subordinated in right of payment to the Notes and the Guarantees, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

(D)           if the Indebtedness to be Refinanced was the obligation of the Company or Guarantor, such Indebtedness shall not be incurred by any of its Restricted Subsidiaries other than a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so Refinanced;

(10)          additional Indebtedness in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(11)          the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(12)          the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(13)          Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $5.0 million;

(14)          customary purchase price adjustments (including earn-outs) and indemnifications and similar obligations in connection with acquisition or disposition of stock or assets; and

(15)          guarantees to suppliers, licensors or franchisees (other than guarantees of Indebtedness) in the ordinary course of business.

(c)           For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (2) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) of Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (15) of Section 4.09(b), the Company shall, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.

(d)           Accrual of interest, the accretion of original issue discount and the payment of interest in the form of additional Indebtedness of the same class, the accumulation of dividends on Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary (to the extent not paid), and the payment of dividends on Disqualified Stock or Preferred Equity Interests of Restricted Subsidiaries in the form of additional shares of the same class shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.  Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.  A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(e)           The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the Company or any Restricted Subsidiary, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.

(f)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

SECTION 4.10.	Limitation on Asset Sales.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)           the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such fair market value to be determined by (i) an executive officer of the Company or such Subsidiary if the value is less than $5.0 million or (ii) in all other cases by a resolution of the Board of Directors of the Company (or of a committee appointed thereby for such purposes));

(2)           at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities received at the closing of such Asset Sale; and

(3)           the Company delivers Officers’ Certificate to the Trustee certifying that clauses (1) and (2) above have been complied with.

For purposes of clause (2) above, the following shall be deemed to be cash received at closing:

(A)          the amount (without duplication) of any Indebtedness or other liabilities (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness or liability,

(B)           the amount of any obligations or securities received from such transferee that are within 180 days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(C)           the fair market value (determined in good faith by the Board of Directors of the Company) of any assets received by the Company or any Restricted Subsidiary to be used by the Company or any Restricted Subsidiary in a Permitted Business.

(b)           If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom, at the Company’s election, to:

(1)            repay, prepay, purchase, redeem or otherwise retire Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility in an amount equal to the principal amount so prepaid;

(2)            (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by the Company or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); or

(3)            any combination of (1) and (2).

(c)           Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in Section 4.10(b) within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365 day period shall constitute “Excess Proceeds.”

SECTION 4.11.	Limitation on Transactions with Affiliates.

(a)           The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Company’s or any Restricted Subsidiary’s properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(1)           such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; provided that such transaction shall be deemed to be on terms at least as favorable as terms that could have been obtained in a comparable transaction with an unrelated Person (i) if the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent certified public accounting firm, which may be the Company’s auditors, as to the fairness of such Affiliate Transaction to us or the relevant Restricted Subsidiary, as the case may be, from a financial point of view or (ii) if such transaction is approved by the members of (x) the Board of Directors of the Company or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or the Nasdaq Stock Market; and

(2)           if such Affiliate Transaction involves aggregate payments in excess of $5.0 million, either (i) such Affiliate Transaction has been approved by a resolution of the members of (x) the Board of Directors of the Company or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or the Nasdaq Stock Market, (ii) the Company or such Restricted Subsidiary has obtained the favorable opinion of an Independent Financial Advisor as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view or (iii) the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent certified public accounting firm, which may be the Company’s auditors, as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

(b)           Notwithstanding the foregoing, the following shall, in each case, not be deemed Affiliate Transactions:

(1)            the payment of compensation (including fees, benefits, severance, change of control payments and incentive arrangements) to, and the reimbursement of expenses of, directors and management of the Company and its Subsidiaries;

(2)            indemnification or similar arrangements for officers, directors, employees or agents of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(3)            transactions between or among the Company and its Restricted Subsidiaries;

(4)            Restricted Payments permitted by Section 4.07 and Permitted Investments (other than transactions with a Person that is an Affiliate other than as a result of such Investment);

(5)            any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or Restricted Subsidiaries, on the other hand;

(6)            any agreements or arrangements in effect on the Issue Date and described in the Exchange Agreement and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(7)            so long as it complies with clause (1) of Section 4.11(a), customary transactions with suppliers or purchasers or sellers of goods or services in the ordinary course of business;

(8)            transactions with Persons who are Affiliates of the Company solely as a result of the Company’s or a Restricted Subsidiary’s Investment in such Person;

(9)            loans and advances to directors, employees or officers made in the ordinary course of business in compliance with applicable laws, provided that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

(10)          the entering into, maintaining and performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or other similar arrangement, in each case in the ordinary course of business, for or with any employee, officer or director, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans; and

(11)          so long as it complies with clause (1) of Section 4.11(a), a Consolidated Group Transaction.

SECTION 4.12.	Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (the “Initial Lien”) on any asset now owned or hereafter acquired by the Company or any Restricted Subsidiary, or on any income or profits therefrom, except Permitted Liens unless provision is made so that the Notes are or will be secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secures Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis for so long as such other Indebtedness is secured by such Liens.

Any Lien created to secure the Notes pursuant to this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien and the Company may take such action, if any, as is necessary to memorialize such release and discharge.

SECTION 4.13.	Additional Subsidiary Guarantees.

If the Company or any of its Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date, then such Domestic Restricted Subsidiary shall become a Guarantor and shall, within thirty (30) days after such Domestic Restricted Subsidiary was acquired or created (i) execute and deliver to the Trustee a supplemental indenture in form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

SECTION 4.14.	Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.14, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Restricted Subsidiary and (ii) subject to Section 4.10 hereof, the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.	Change of Control.

(a)           Upon the occurrence of a Change of Control, unless the Company has previously or concurrently mailed or delivered a redemption notice with respect to all outstanding Notes as set forth in Section 3.07, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a cash purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to but excluding the date of repurchase (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall provide notice to each Holder with a copy to the Trustee stating:

(1)                      that the Change of Control Offer is being made pursuant to this Section 4.15;

(2)                      the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is mailed or delivered  (the “Change of Control Payment Date”);

(3)                      that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(4)                      that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)                      that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6)                       that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof;

(7)                       if the Company is making the election to make the Change of Control Payment in Common Equity or American Depositary Shares of the acquiring person; and

(8)                       any other information material to such Holder’s decision to tender Notes.

Notwithstanding the foregoing, if the acquiring person in the Change of Control transaction (i) is a corporation or limited liability company formed and validly existing under the laws of the United States of America or any State thereof or any member country of the European Union and (ii) the corporate family rating of the acquiring person is Investment Grade, the Company may elect to pay all of the Change in Control Payment in such acquiring person’s Common Equity or American Depositary Shares that have been (x) registered under the Securities Act and with any U.S. governmental authority under any state law or any other federal law that is necessary for such shares to be validly issued or delivered, and (y) approved for listing on a U.S. national securities exchange, the London Stock Exchange or the Frankfurt Stock Exchange.  The Company shall provide notice of such election, at the time it provides notice to the holders of the Change of Control Offer.  If such election is made, on the Change of Control Payment Date, the Company shall deliver to holders tendering Notes in connection with such Change of Control Offer the number of shares of Common Equity or American Depositary Shares equal to the Change in Control Payment payable to such holder divided by 97% of the Current Market Price.

(b)           The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control and shall not be deemed to have violated or breached the Company’s obligations under this Section 4.15 as a result of such compliance.  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Company.  The Company’s obligations in respect of a Change of Control Offer can be modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 4.16.	Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that are (i) QIBs, (ii) located outside of the United States or (iii) IAIs and, in each case, that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17.	Limitation on repayment and exchanges of Convertible Notes.

(a)           The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, exchange, purchase or otherwise acquire or retire for value any Convertible Notes for consideration that is not solely cash on terms more favorable to the holders thereof than the terms set forth in the Exchange Agreement unless such terms are offered to be paid or agreed to be paid to all Holders of the Notes that are (i) QIBs, (ii) located outside of the United States or (iii) IAIs and, in each case, that agree to have their Notes exchanged, purchased or otherwise acquired or retired in the time frame set forth in the solicitation documents relating to such exchange, purchase, acquisition or retirement.

(b)           The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value any Convertible Notes for cash consideration in excess of $1,000 per $1,000 principal amount of the Convertible Notes to be so purchased, redeemed, acquired or retired, plus accrued and unpaid interest thereon.

SECTION 4.18.	Designation of Unrestricted Subsidiaries.

(a)           As of the Issue Date, all of the Company’s Subsidiaries shall be Restricted Subsidiaries.  After the Issue Date, the Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and:

(1)           no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation:  (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), or Equity Interests issued by such Subsidiary, directly or indirectly, contingently or otherwise, to satisfaction thereof;

(2)           neither the Company nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons who are not the Company’s Affiliates; and

(3)           neither the Company nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation:  (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

(b)           If at any time after the Issue Date the Company designates an additional Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee no later than ten Business Days following a request from the Trustee) of such Subsidiary.

(c)           An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

SECTION 4.19.	Increased Interest.

If Parent does not obtain the consents and approvals described in Section 11(i) of the Exchange Agreement (the “Required Consents”) within 60 days of the Issue Date, then until such time as all Required Consents are obtained or the Company has delivered an Opinion of Counsel described below, the Notes shall accrue additional interest (the “Increased Interest”) (x) from the 60th day after the Issue Date through and including the 179th day after the Issue Date at a rate per annum equal to 2.00% and (y) on and after the 180th day after the Issue Date at a rate per annum equal to 4.50%.  Upon receipt of any Required Consent, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Required Consent has been obtained.  Increased Interest shall cease to accrue on the Notes upon the delivery to the Trustee of an Officers’ Certificate certifying that all such Required Consents have been obtained or an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that any Required Consent that has not been obtained is not required for the issuance of the ordinary shares upon exercise of the Parent Warrants.  If such Officers’ Certificate or Opinion of Counsel is not delivered to the Trustee prior to the one-year anniversary of the Issue Date, Increased Interest shall accrue on the Notes until the stated maturity thereof.  The Increased Interest will be in addition to any interest otherwise accruing on the Notes and will be payable as set forth in the Notes.

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation or Sale of Assets.

(a)           The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to, another Person unless:

(1)           the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company ) or to which such sale, assignment, transfer, lease, conveyances or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving Person is a limited liability company or limited partnership, such entity shall also form a co-Company that is a corporation;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all of the Company’s obligations under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such merger, consolidation, sale or transfer and such supplemental indenture comply with this Indenture; and

(5)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have a Fixed Charge Coverage Ratio after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Company’s Fixed Charge Coverage Ratio immediately preceding the transaction or (B) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a).

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)            Notwithstanding the foregoing clause (5) of Section 5.01(a):

(1)            any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary; and

(2)            the Company may merge with a Restricted Subsidiary solely for the purpose of reincorporating the Company in any state of the United States or the District of Columbia so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

(c)            Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and this Indenture) shall not, and the Company shall not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity) any Person other than the Company or a Guarantor (in each case, other than in accordance with Section 4.10) unless:

(1)            the Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) expressly assumes all the obligations of the Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(3)            immediately after such transaction, no Default or Event of Default exists; and

(4)            the Guarantor shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such merger, consolidation, sale or transfer and such supplemental indenture comply with this Indenture.

SECTION 5.02.	Successor Corporation Substituted.

Upon satisfaction of Section 5.01 hereof, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture; provided that the predecessor company in the case of a lease of all or substantially all of the assets of the Company and its Restricted Subsidiaries shall not be released from any of the obligations or covenants under this Indenture and the Notes, including with respect to the payment of the Notes, and in all other cases the predecessor company shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

Each of the following constitutes an “Event of Default”:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)           default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)            failure to comply with the provisions described under Section 5.01;

(d)            failure to comply with any obligations under the provisions described under Section 3.08 or 4.15 (other than a failure to purchase Notes duly tendered to the Company for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(e)            default under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(f)             default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in the agreements or instruments governing such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5.0 million or more;

(g)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $5.0 million or more;

(h)            failure by the Company and any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $5.0 million or more, which judgments remain unsatisfied or undischarged for any period of 30 consecutive days during which a stay of enforcement of such judgments shall not be in effect;

(i)             any Guarantee of a Significant Subsidiary of the Company shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

(j)             the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(k)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.	Acceleration.

If any Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (j) or (k) of Section 6.01 hereof with respect to the Company, all outstanding Notes shall become due and payable without further action or notice.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure by the Company to comply with its obligations under Section 4.03 and for any failure by the Company to comply with the requirements of TIA §314(a)(1), shall for the first 120 days after the occurrence and during the continuance of such an Event of Default consist exclusively of the right to receive special interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes then outstanding (the “Special Interest”). The Special Interest will be in addition to any Additional Interest that may accrue and be payable under the Registration Rights Agreement and will be payable in the same manner as Additional Interest accruing under the Registration Rights Agreement. The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Section 4.03 or the failure to comply with the requirements of TIA §314(a)(1) first occurs to but not including the 120th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived). After the 120th day (or earlier, if such Event of Default is cured or waived on or before such 120th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest and Special Interest on all such Notes to be due and payable immediately.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.	Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.	Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company’s creditors or the Company’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10.	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.

ARTICLE 7

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care of a prudent Person in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default,

(i)       the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements hereof but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)           The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph shall not limit Section 7.01(b);

(ii)      the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(iv)     no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           Subject to the provisions of this Section 7.01, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.	Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01(a), 6.01(a) and 6.01(b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.	Trustee’s Disclaimer.

(a)           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy hereof or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b)           The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

SECTION 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail (or, if the Notes are held in book-entry form, send by electronic transmission) to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.	Reports by Trustee to Holders of the Notes.

Within 60 days after each May 1, beginning with May 1, 2011, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which any Notes are listed.  The Company shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its acceptance hereof and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee or any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person), except any such loss, liability, claim, damage or expense as shall be determined to have been caused by the gross negligence or willful misconduct of the Trustee.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge hereof or the earlier resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge hereof.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

If a Trustee is removed without cause, all fees and expenses of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.

SECTION 7.09.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.	Termination of the Company’s Obligations.

(a)           The Company may terminate its Obligations as to all outstanding Notes and this Indenture will be discharged and will cease to be of further effect, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1)           either:

(a)        all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)        all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 hereof and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, Government Securities or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Company has paid all other sums payable under this Indenture by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company.

(b)           Notwithstanding paragraph (a) of this Section 8.01, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof.  After the Notes are no longer outstanding, the Company’s obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

SECTION 8.02.	Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.	Legal Defeasance and Covenant Discharge.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Company’s obligations with respect to such Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof; (c) the rights, powers, trust, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith; and (d) this Section 8.03.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes.

SECTION 8.04.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (other than existence of the Company (subject to Section 5.01)), 4.15 and 5.01 (except clauses (1) and (2) of Section 5.01(a)) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, clauses (c) through (h) of Section 6.01 shall not constitute Events of Default.

SECTION 8.05.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:

(a)           the Company shall irrevocably have deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b)           in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to this Section 8.05 was not made by the Company with the intent of preferring the Holders of the Notes over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) relating to the Notes have been complied with as contemplated by this Section 8.05.

SECTION 8.06.	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on their request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that, before the Trustee or such Paying Agent is required to make any such repayment, the Company at its own expense shall cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.08.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)           to provide for the assumption of the obligations of the Company or any Guarantor to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Company’s assets or such Guarantor’s assets;

(d)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under this Indenture of any Holder of the Notes;

(e)           to evidence and provide for the acceptance of an appointment of a successor Trustee;

(f)           to add Guarantees with respect to the Notes;

(g)           to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the TIA; or

(h)           to add covenants or events of default for the benefit of the Holders of the Notes.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the Board of Directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms hereof and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.	With Consent of Holders of Notes.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of, or change the fixed maturity of, any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below);

(c)           reduce the rate of, or change the time for payment of, interest on any Notes;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(g)           waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

(h)           amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer or Excess Proceeds Offer in the event of a Change of Control or Asset Sale, respectively, after such Change of Control or Asset Sale, as applicable, has occurred;

(i)           release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10; or

(j)           make any change in the foregoing amendment and waiver provisions.

The Company’s obligations in respect of a Change of Control Offer or Excess Proceeds Offer can be modified with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding at any time prior to the occurrence of a Change of Control or Asset Sale, respectively.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or of the Notes.

SECTION 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

SECTION 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.	Trustee to Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01.	Guarantee.

Each of the Guarantors jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that

(a)           the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)           in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of a Note with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby.  If any Holder or the Trustee is required by any court or otherwise, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, to return to the Company or any Guarantor any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor determined in accordance with GAAP.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

Nothing in this Section 10.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07 hereof.  Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on such Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02.	Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers.  Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03.	Releases from Guarantees.

The Guarantee of a Guarantor shall be deemed automatically discharged and released in accordance with the terms of this Indenture:

(a)           in connection with any direct or indirect sale, conveyance or other disposition of the Capital Stock of that Guarantor (including by way of merger or consolidation) following which such Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale is made in compliance with Section 4.10 and Section 5.01;

(b)           if such Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(c)           if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture; or

(d)           upon a discharge or defeasance of this Indenture in compliance with the terms of Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions hereof, including without limitation Section 4.10 or 5.01 hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Company in order to evidence the release of any such Guarantor from its obligations under its Guarantee.  Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02.	Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand delivery, registered first-class mail, next-day air courier or facsimile:

If to the Company or any Guarantor, to it care of:
Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
Attention: Allen Grogan, Senior Vice President and Chief Legal Officer
Facsimile: (949) 315-3811

If to the Trustee:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Facsimile No.: (651) 495-8097
Attention: Corporate Trust Services

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, certified or registered, return receipt requested, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.

Any notice or communication to a Holder of a Note shall be mailed by first class mail to its address shown on the register kept by the Registrar (or, if the Notes are held in book-entry form, send by electronic transmission).  Any notice or communication shall also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to so mail or deliver a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or delivers a notice or communication to Holders of Notes, it shall mail or deliver a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon facsimile and electronic mail transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that:  (i) the Company, subsequent to such facsimile or electronic mail transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized Officer of the Company.

SECTION 11.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)), if applicable; shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.	No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No director, owner, officer, employee, incorporator, manager or stockholder of the Company, the Guarantors or any Affiliates of the Company or Guarantors, as such, shall have any liability for any obligations of the Company, the Guarantors or any Affiliates of the Company or Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.08.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its respective Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.	Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Company and the Guarantors, respectively.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.	Counterpart Originals.

The parties may sign any number of copies hereof.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or other means of electronic transmission, including in PDF format, shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or other means of electronic transmission, including in PDF format, shall be deemed to be their original signatures for all purposes.

SECTION 11.13.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.	Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.16.	U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

JAZZ TECHNOLOGIES, INC., as the Company

By:   /s/ RAFI MOR
           Name:  Rafi Mor
           Title:    Principal Executive Officer

By:   /s/ SUSANNA BENNETT
           Name:  Susanna Bennett
           Title:  Chief Financial Officer

JAZZ SEMICONDUCTOR, INC., as Guarantor

By:   /s/ RAFI MOR
           Name:  Rafi Mor
           Title:    Senior Vice President & General Manager

By:   /s/ SUSANNA BENNETT
           Name:  Susanna Bennett
           Title:    Chief Financial Officer

NEWPORT FAB, LLC, as Guarantor

By:    Jazz Semiconductor, Inc.
Its:    Sole member

By:   /s/ SUSANNA BENNETT
           Name:  Susanna Bennett
           Title:    Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: ___________________________________
      Name:
      Title:

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

8% Senior Note due 2015

Cert. No.
CUSIP No. a

Jazz Technologies, Inc.

promises to pay to [___________]

or its registered assigns

the principal sum of [_________________]

Dollars on June 30, 2015

Interest Payment Dates:  June 30 and December 31, commencing December 31, 2010.

Record Dates:  June 15 and December 15 (whether or not a Business Day).

a	At such time as the Issuer notifies the Trustee to remove the Private Placement Legend pursuant to the terms of the Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. 47214G AC1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

JAZZ TECHNOLOGIES, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:    ______________________________
    Authorized Signatory

Dated:  __________

(Back of Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  Jazz Technologies, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.  Interest will accrue at 8% per annum and will be payable semi-annually in arrears in cash on each June 30 and December 31, commencing December 31, 2010, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding June 15 and December 15, whether or not a Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 30, 2010.  To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, the rate of interest on this Note may be increased as set forth in Section 4.19 of the Indenture and Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this Note to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes.  Unless otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Company may act in any such capacity.

(4)           Indenture.  The Company issued the Notes under an Indenture, dated as of July 15, 2010 (as amended or supplemented from time to time, the “Indenture”), by and among the Company, the Guarantors from time to time party thereto and the Trustee.  This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture.  The Company shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture.  All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.  The Notes are senior unsecured obligations of the Company.

(5)           Optional Redemption.  The Notes will not be redeemable at the Company’s option prior to July 1, 2013.  Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 days’ and no more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to but excluding the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

Year	Percentage
2013	104.00%
2014	102.00%

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control, unless the Company has previously or concurrently mailed or delivered a redemption notice with respect to all outstanding Notes as set forth in Section 3.07 of the Indenture, the Company shall make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a cash purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to but excluding the date of repurchase (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date).  Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of the Indenture exceeds $2.0 million, the Company shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds (or the pro rata amount of Excess Proceeds available to the Notes as contemplated by Section 3.08(a) of the Indenture) at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to but excluding the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.  To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness), the Company shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds.  If the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Notes and other parity Indebtedness shall be purchased on a pro rata basis.  To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds available to purchase Notes, the Company may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of the Indenture.  Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.  Holders of Notes that are subject to an offer to purchase will receive a Excess Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

(7)           Notice of Redemption.  Notice of redemption shall be given in accordance with the Indenture at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes may be redeemed in part but only in amounts of $2,000 or whole multiples of $1,000 that are equal to or in excess of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company fails to redeem such Notes or such portions thereof.

(8)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(9)           Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.  The registered Holder of a Note shall be treated as its owner for all purposes.

(10)           Amendments, Supplement and Waivers.  Subject to certain exceptions, the Indenture, the Notes and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or change the fixed maturity of, any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below); (c) reduce the rate of, or change the time for payment of, interest on any Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; (g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below); (h) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer or Excess Proceeds Offer in the event of a Change of Control or Asset Sale, respectively, after such Change of Control or Asset Sale, as applicable, has occurred; (i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10 of the Indenture; or (j) make any change in the foregoing amendment and waiver provisions.  Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees, or any amended or supplemental indenture may be amended or supplemented:  (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) to provide for the assumption of the obligations of the Company or any Guarantor to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the Company’s assets or such Guarantor’s assets; (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any Holder of the Notes; (e) to provide for the issuance of additional Notes in accordance with Section 2.02 of the Indenture; (f) to evidence and provide for the acceptance of an appointment of a successor Trustee; (g) to add Guarantees with respect to the Notes; (h) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; and (i) to add covenants or events of default for the benefit of the Holders of the Notes.

(12)           Defaults and Remedies.  Each of the following constitutes an Event of Default:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)           default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with the provisions described under Section 5.01 of the Indenture;

(d)           failure to comply with any obligations under the provisions described under Section 3.08 or 4.15 of the Indenture (other than a failure to purchase Notes duly tendered to the Company for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(e)           default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in the agreements or instruments governing such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5.0 million or more;

(g)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $5.0 million or more;

(h)           failure by the Company and any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $5.0 million or more, which judgments remain unsatisfied or undischarged for any period of 30 consecutive days during which a stay of enforcement of such judgments shall not be in effect;

(i)            any Guarantee of a Significant Subsidiary of the Company shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

(j)            the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(k)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

If any Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (j) or (k) of Section 6.01 of the Indenture with respect to the Company, all outstanding Notes shall become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure by the Company to comply with its obligations under Section 4.03 of the Indenture and for any failure by the Company to comply with the requirements of TIA §314(a)(1), shall for the first 120 days after the occurrence and during the continuance of such an Event of Default consist exclusively of the right to receive special interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes then outstanding (the “Special Interest”). The Special Interest will be in addition to any Additional Interest that may accrue and be payable under the Registration Rights Agreement and will be payable in the same manner as Additional Interest accruing under the Registration Rights Agreement. The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Section 4.03 of the Indenture or the failure to comply with the requirements of TIA §314(a)(1) first occurs to but not including the 120th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived). After the 120th day (or earlier, if such Event of Default is cured or waived on or before such 120th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest and Special Interest on all such Notes to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  The Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

(12)           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act) or resign.

(13)           No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.  No director, owner, officer, employee, incorporator, manager or stockholder of the Company, the Guarantors or any Affiliates of the Company or Guarantors, as such, shall have any liability for any obligations of the Company, the Guarantors or any Affiliates of the Company or Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and Guarantees.

(14)           Guarantees.  Payment of principal, interest (including interest on overdue principal and overdue interest, if lawful) and other amounts owed under the Indenture is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed herein.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:

JAZZ TECHNOLOGIES, INC.
4321 Jamboree Road
Newport Beach, California 92660
Attention: Allen Grogan, Senior Vice President and Chief Legal Officer
Facsimile: (949) 315-3811

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip code)

and irrevocably appoint ______________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:  _____________________

Your Signature: __________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.08 (Excess Proceeds Offer) or Section 4.15 (Change of Control) of the Indenture, check the appropriate box:

☐           Section 3.08                                ☐          Section 4.15

If you want to have only part of the Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:  ____________________

Your Signature: __________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Jazz Technologies, Inc. to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[_________________________]
Name of Guarantor

By:	___________________________
Name:
Title:

B - 1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
Attention: Allen Grogan, Senior Vice President and Chief Legal Officer
Facsimile: (949) 315-3811

U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Facsimile No.: (651) 495-8097
Attention: Corporate Trust Services

Re:  8% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of July 15, 2010 (the “Indenture”), among Jazz Technologies, Inc., as issuer (the “Company”), the Guarantors named therein and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐
Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐
Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the  facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐
Check if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note and Transferee is an Institutional “Accredited Investor”.  (i)  The Transfer is being effected to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, (ii) the Transferee is acquiring the beneficial interest or Definitive Note for its own account or for the account of such an institutional “accredited investor”, (iii) the Transfer is for a beneficial interest or Definitive Note in a minimum amount of $250,000, (iv) the beneficial interest or Definitive Note is being acquired for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (v) the Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

4.	☐
Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐	or such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

5.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)	☐
Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐
Check if Transfer is pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐
Check if Transfer is pursuant to other exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________
[Insert Name of Transferor]

By:	__________________________________
Name:
Title:

Dated:____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)            ☐       a beneficial interest in the:

(i)       ☐     144A Global Note (CUSIP 47214G AA5), or

(ii)      ☐     Regulation S Global Note (CUSIP U04293 AA1), or

(iii)     ☐     IAI Global Note (CUSIP 47214G AB3), or

(b)            ☐       a Restricted Definitive Note.

2.                             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)            ☐      a beneficial interest in the:

(i)       ☐    144A Global Note (CUSIP 47214G AA5), or

(ii)      ☐     Regulation S Global Note (CUSIP U04293 AA1), or

(iii)     ☐     IAI Global Note (CUSIP 47214G AB3), or

(iv)     ☐     Unrestricted Global Note (CUSIP 47214G AC1), or

(b)           ☐       a Restricted Definitive Note; or

(c)           ☐        an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
Attention: Allen Grogan, Senior Vice President and Chief Legal Officer
Facsimile: (949) 315-3811

U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Facsimile No.: (651) 495-8097
Attention: Corporate Trust Services

Re:  8% Senior Notes due 2015

(CUSIP              )

Reference is hereby made to the Indenture, dated as of July 15, 2010 (the “Indenture”), among Jazz Technologies, Inc., as issuer (the “Company”), the Guarantors named therein and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)         ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)         ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)          ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)          ☐Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)         ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)         ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note, _ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________
[Insert Name of Transferor]

By:	__________________________________
Name:
Title:

Dated:____________________

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

[TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 200__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Jazz Technologies, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 15, 2010, providing for the issuance of 8% Senior Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement To Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the notation of Guarantee, which shall be endorsed by an Officer of such Guarantor in accordance with Section 10.02 of the Indenture, and in the Indenture including but not limited to Article 10 thereof.

3.            New York Law To Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

E - 1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20___

[GUARANTEEING SUBSIDIARY]

By: _________________________
Name:
Title:

JAZZ TECHNOLOGIES, INC.

By: _________________________
Name:
Title:

[EXISTING GUARANTORS]

By: _________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: _________________________
Name:
Title:

E - 2